UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2024

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550

Houston, TX 77056

Registrant’s telephone number, including area code: (832) 260-0222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	NXL	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock	NXLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Information.

As previously reported on a Form 8-K, on May 16, 2024, Nexalin Technology, Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2,500,000 (the “Rule”). In its Form 10-Q, the Company reported stockholders’ equity of $2,326,987.

Pursuant to the Notice, the Company had 45 calendar days from the date of the Notice to submit a plan to regain compliance. On July 1, 2024, the Company submitted a plan to Nasdaq. As described in the Company’s submission to Nasdaq, and as set forth in the Current Report on Form 8-K filed by the Company on July 3, 2024, the Company consummated a public offering (“Offering”) of 3 million shares of the Company’s Common Stock for total aggregate gross proceeds of approximately $5,250,000.

As of the date of this Current Report on Form 8-K, the Company believes that it regained compliance with the stockholders’ equity requirement for continued listing after giving effect to the Offering described above. The Company understands that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report under the Securities Exchange Act of 1934, as amended, the Company does not evidence compliance, it may be subject to delisting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEXALIN TECHNOLOGY, INC.

By:	/s/ Mark White
Mark White
Chief Executive Officer

Dated: July 16, 2024

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